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                                                                   EXHIBIT 10.23

                                 FIFTH AMENDMENT
                            TO THE ADESA CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WHEREAS, ADESA Corporation, Indianapolis, Indiana (the "Sponsoring Employer") has adopted the ADESA Corporation Supplemental Executive Retirement Plan (the "Plan") for the benefit of a select group of management and highly compensated employees; and

     WHEREAS, pursuant to Section 7.1 of the Plan, the Sponsoring Employer has reserved the right to amend the Plan by action of its Board of Directors, and pursuant to such right the Sponsoring Employer has previously amended the Plan: by a First Amendment, effective in part as of October 1, 2001 and in part as of November 1, 2001; by a Second Amendment, effective January 1, 2002; by a Third Amendment, effective January 1, 2003; and by a Fourth Amendment, effective June 1, 2003; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has approved and adopted the Fifth Amendment to the Plan to provide for the transfer to the Plan of the account balances under the ALLETE and Affiliated Companies Supplemental Executive Retirement Plan ("SERP") of those ADESA employees who are participants in the ALLETE SERP; and

     WHEREAS, the Board of Directors of the Sponsoring Employer has authorized and directed the President of the Sponsoring Employer to execute the Fifth Amendment to the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2004, as follows:

          I. Article II is amended by the addition of a new section 2.3 which shall read in its entirety as follows:

               "2.3 TRANSFERS FROM ALLETE SERP. The provisions of this section shall govern the transfer from the ALLETE Supplemental Executive Retirement Plan ("ALLETE SERP") to the ADESA Corporation Supplemental Executive Retirement Plan (the "ADESA SERP" or "Plan") of the benefits accrued by employees of ADESA Corporation who are eligible participants under the ALLETE SERP.

               (a) The provisions of this section shall be applicable only to the extent that the Plan Administrator has determined, to its satisfaction, that the ALLETE SERP has been amended to provide for such transfers.

               (b) In the case of any employee of ADESA Corporation who is an eligible participant under both the ALLETE SERP and the ADESA SERP at the time of such transfer, the amount transferred from the ALLETE SERP shall be credited by the Plan Administrator as

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                     soon as administratively feasible to such employee's
                     Deferred Account or Employer Contribution Account, or both, as applicable, under the Plan. Thereafter such amounts shall be invested, re-invested, credited with investment gains and losses and distributed in accordance with, and shall otherwise be subject to, the applicable provisions of this Plan, including any amendments thereto adopted subsequent to such transfer.

               (c) In the case of any employee of ADESA Corporation who is an eligible participant under the ALLETE SERP, but who is not an eligible participant under ADESA SERP, at the time of such transfer, the amount transferred from the ALLETE SERP shall be credited by the Plan Administrator as soon as administratively feasible to a Deferral Account which the Administrator shall establish on behalf of such employee under the Plan for the sole purpose of effecting such transfer. Thereafter such Deferral Account shall be treated as an inactive Participant account as set forth in, and as limited by, the provisions of Section 2.2. Thereafter such amounts shall also be invested, re-invested, credited with investment gains and losses and distributed in accordance with, and shall otherwise be subject to, the applicable provisions of this Plan, including any amendments thereto adopted subsequent to such transfer.

               (d) No transfer described in (b) or (c) above may be accepted by the Plan Administrator until after that portion of the 2003 bonus which the ALLETE SERP participant has elected to defer into the ALLETE SERP has been credited to his or her deferral account under the ALLETE SERP.

               (e) In the case of any transfer described in (b) or (c) above, to the extent that the amount to be transferred from the ALLETE SERP consists of mutual fund investments, the administrator of the ALLETE SERP shall sell such investments and wire transfer the liquidation proceeds to the Plan Administrator. Upon receipt of same the Plan Administrator shall deposit, as soon as administratively feasible, such funds, in cash into the ADESA Corporation Supplemental Executive Retirement Plan Trust (the "ADESA SERP Rabbi Trust").

               (f) In the case of any transfer described in (b) or (c) above, to the extent that the amount to be transferred from the ALLETE SERP consists of the balance in the employee's Company Fixed Fund under the ALLETE SERP, ADESA Corporation shall contribute such balance, including interest calculated to the date of withdrawal from the ALLETE SERP at the rate set forth therein, as

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                     soon as administratively feasible in cash into the ADESA
                     SERP Rabbi Trust.

               (g) For purposes of the allocation and subsequent investment of the contributions described in (e) and (f) above, the Plan Administrator shall provide the trustee of the ADESA SERP Rabbi Trust a per employee allocation of such contributions. In addition, the Plan Administrator shall obtain from each such employee a directed investment election form, and forward a copy of same to such trustee, pursuant to which such contributions shall thereafter be invested and reinvested by such trustee at the direction of the employee, including all subsequent changes in such investment direction by the employee."

     II. Section 5.1, as previously amended by the Third Amendment effective January 1, 2003, is hereby amended in its entirety to read as follows:

          "5.1 TIME OF PAYMENT OF BENEFITS. All amounts credited to the Deferral and Employer Contribution Accounts of an active or inactive Participant shall be, or shall commence to be, distributed to or for the benefit of such Participant (or his or her designated beneficiary in the event of the Participant's death) within a reasonable period following the earliest of: (i) the date, prior to cessation of ADESA Corporation as an affiliate of ALLETE, as of which the Participant terminates employment with ALLETE, Inc. and all of its affiliated companies; (ii) the date, on or after cessation of ADESA Corporation as an affiliate of ALLETE, as of which the Participant terminates employment with ADESA Corporation and all of its affiliated companies; or (iii) the effective date of any Change in Control of the Company."

     IN WITNESS WHEREOF, the President of the Sponsoring Employer has caused this Fifth Amendment to be executed this 17th day of December, 2003, but effective as of January 1, 2004.

                                             ADESA CORPORATION


                                             By:  /s/ James P. Hallett
                                                --------------------------------
                                                James P. Hallett, President

ATTEST:

 /s/ Karen C. Turner
----------------------------------
Karen C. Turner, Secretary